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                                                                     Exhibit 3.2

                               VERIZON HAWAII INC.

                                     BYLAWS

                          (as amended March 26, 1996)

                                    ARTICLE I

                                      Name

     Section 1. Corporate Name. The name of the Corporation under the charter granted by the Minister of the Interior of the Kingdom of Hawaii on the 16th day of August, A.D. 1883, and since amended from time to time, is VERIZON HAWAII INC., which name shall be engraved upon its corporate seal.


                                   ARTICLE II

                                  Shareholders

     Section 2. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation in Honolulu, state of Hawaii, or at such other place within or without the state of Hawaii as is stated in the call.

     Section 3. Annual Meeting. The annual meeting of the shareholders shall be held on such date as the Board of Directors may designate each year. At the annual meeting, the shareholders shall elect the directors to hold office until the next annual meeting or until their successors shall be duly elected and qualified, and, subject to any requirements of law and of these Bylaws with respect to notice, may transact any general business that may be brought before the meeting and take any corporate action.

     Section 4. Special Meetings. Special meetings of the shareholders may be called by resolution of the Board of Directors of the Corporation, or by any such other persons as may be authorized by law. At any special meeting, any other business may be transacted, except as limited by law, the Charter of Incorporation, or these Bylaws.

     Section 5. Notice. Notice of each meeting of shareholders shall be given by the Secretary, an Assistant Secretary, or by the person or persons calling the meeting, and shall specify the place, day, and hour of the meeting, and whether it is an annual or special meeting. The notice of any special meeting of shareholders shall specify the purposes of the meeting, and the notice of any annual meeting of shareholders shall specify the purposes of the meeting, to the extent required by law or these Bylaws, with respect to particular purposes. Notice of each meeting of shareholders shall be delivered not less than ten (10) nor more than seventy (70) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. Nonreceipt of any such notice shall not invalidate any business done at any meeting at which a quorum is present. Any

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shareholder may waive notice of such meeting in writing, signed by the shareholder or by the shareholder's duly authorized attorney-in-fact, and filed with the Corporation.

     Section 6. Quorum. The holders of a majority of the shares of the stock of the Corporation outstanding and entitled to vote, present in person or by proxy, at any meeting of the shareholders shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by statute, the Charter of Incorporation, or these Bylaws. If there is no quorum at any meeting, the shareholders present, in person or by proxy, at such meeting may adjourn from time to time to secure the attendance of a quorum, and no notice of any such adjournment need be given.

     Section 7. Shareholders' Voting Rights. Each share of common stock shall be entitled to one vote, subject to such limitation or loss of right as may be provided in resolutions adopted from time to time by the shareholders.

     Whenever shares of preferred stock are outstanding and the holders of such shares are entitled to vote, each share of preferred stock shall be entitled to one vote, unless the resolution of the shareholders creating the issue of preferred stock provides otherwise. Where shares of preferred stock are outstanding and entitled to vote, and the holders of common stock likewise are entitled to vote, each share of common stock outstanding shall count as one vote and each share of preferred stock outstanding shall count as one vote in determining the presence or absence of a quorum at any meeting, and in determining whether the holders of a specific proportion of the capital stock outstanding have approved or disapproved any action.

     If any class of stock of the Corporation is, by the terms of its issuance, not entitled to vote, or if any class of stock, by virtue of any resolution of the shareholders authorizing the issuance of preferred stock, loses its right to vote, then such stock shall not be counted as a part of the issued and outstanding stock of the Corporation for the purpose of determining the presence or absence of a quorum at any meeting, or for determining whether the holders of a specific proportion of the capital stock outstanding have approved or disapproved of any action.

     Whenever, under resolutions of shareholders authorizing the issuance of preferred stock, the holders of the preferred stock shall vote as a class and the holders of the common stock shall vote as a class, the holders of a majority of the shares of each class outstanding and entitled to vote shall constitute a quorum with respect to the voting of such class, and any decision of the holders of a majority of the outstanding shares of such class shall be valid and binding as the vote of the holders of the shares of such class.

     Shares held by a personal representative may be voted by that individual, either in person or by proxy, without a transfer of the shares into that individual's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held without a transfer of the shares into the trustee's name.

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     Section 8. Proxy. Any shareholder may authorize, in writing any person or corporation to vote as the proxy of such shareholder at any meeting of the Corporation; provided, that such authorization must be filed with or presented to the Corporation prior to or at the meeting at which such proxy may act. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. If any shareholder who has given a proxy is present at a meeting of shareholders, such proxy shall be suspended during the time the shareholder is in attendance at the meeting, unless the shareholder declares otherwise.

     Section 9. Consent Without a Meeting. Any action required to be taken at a meeting of the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                               Board of Directors

     Section 10. Number of Directors. The Board of Directors of the Corporation shall consist of not less than three (3) members, who need not be shareholders. Subject to these limitations, the number of directors shall be fixed each year, and the directors shall be elected at the shareholders' annual meeting to hold office until the next annual meeting or until their successors are duly elected and qualified. The number may be increased or decreased, and if increased, the additional directors shall be elected by the Board of Directors to serve until the next election of directors by the shareholders.

     Section 11. Place of Meetings. Subject to the provisions of Section 12 of
Article III of these Bylaws, all meetings of the Board of Directors shall be held at the principal office of the Corporation in Honolulu, state of Hawaii, unless some other place is stated in the call.

     Section 12. Regular Meetings. The Board of Directors may establish regular meetings to be held in such places and at such times as the directors may from time to time determine, and, when any such meetings are so determined, no further notice shall be required.

     Section 13. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President, a Vice President, the Secretary, or by any two directors.

     Section 14. Notice of Meetings. For those meetings of the Board of Directors for which notice is required, notice shall be given to each director by the Secretary or by the person or persons calling the meeting, by advising him by telephone, by word of mouth, or by leaving written notice of such meeting with him or at his residence or usual place of business, not later than the day before the meeting. Nonreceipt of any such notice shall not invalidate any business done at any meeting at which a quorum is present. No notice of a meeting need be given to any director who is at the time absent from the state of

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Hawaii. The presence of any director at any meeting shall constitute a waiver of the requirement of giving notice to such director.

     Section 15. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 16. Powers of the Board. Subject to any limitations set forth in the Charter of Incorporation, these Bylaws, or in any resolution creating an issue of preferred stock, the Board of Directors shall have the power to control and direct the business and affairs of the Corporation, and perform any lawful act, whether in the ordinary course of the business of the Corporation or otherwise, to carry into effect the purposes, objects, and powers of the Corporation.

     Section 17. Vacancies. In case of any vacancies in the Board of Directors, the affirmative vote of a majority of the remaining members of the Board of Directors, though less than a quorum, may fill the vacancies. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office.

     Section 18. Removal of Directors. At any meeting called expressly for that purpose, the shareholders of the Corporation who are entitled to vote may depose or remove from office any director. Such removal may be with or without cause, and shall be by vote of the holders of a majority of the shares then entitled to vote at an election of directors. In case of any such removal, the shareholders may choose a successor to hold office for the director's unexpired term.

     Section 19. Consent Without a Meeting. Any action to be taken at any meeting of the Board of Directors may be taken without a formal meeting if all directors or all the members of a committee of directors, as the case may be, sign a written consent setting forth the action taken or to be taken, before or after the intended effective date of the action. The consent shall be filed with the minutes of the directors' meetings, and shall have the same effect as a unanimous vote.

     Section 20. Telephonic Meetings. Any meeting may be held by conference telephone or similar communication equipment, that permits all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 21. Committees. The Board of Directors, by resolution, may create and appoint from its own membership such general or special committees, composed of one or more member(s), as it deems desirable. A majority of the committee shall constitute a quorum.

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                                   ARTICLE IV

                                    Officers

     Section 22. Principal Officers. The principal officers of the Corporation shall be the President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, all of whom shall be elected annually by the Board of Directors and who shall serve for one (1) year or until their successors shall have been elected and qualified. Any one or more offices may be held by the same person; provided, that the Corporation shall have not less than two (2) persons as officers. No officer need be a shareholder.

     Section 23. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems necessary. These persons shall have such authority and perform such duties as from time to time may be prescribed by the Board of Directors.

     Section 24. Removal of Officers or Agents. Any officer or agent is subject to removal at any time by an affirmative vote of a majority of the Board of Directors.

     Section 25. Officers Serving as Directors. Any officer of the Corporation, or of any subsidiary or affiliate, who may be elected as a director of the Corporation shall automatically cease to be a director of the Corporation upon his or her retirement, or upon the termination of his or her employment for any reason.

     Section 26. President. The President shall have such powers and perform such duties as may be assigned by the Board of Directors. Subject to the Board of Directors, the President shall have general charge of the business of the Corporation. Unless the Board of Directors otherwise directs, the President shall have full authority to vote the stock of other corporations owned by the Corporation at all meetings of such other corporations.

     Section 27. Vice President. The Board of Directors may appoint one or more Vice Presidents, who shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President.

     Section 28. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the shareholders in books provided for that purpose, and shall attend to the giving of all notices of the Corporation. The Secretary shall have such powers and perform such duties as may be assigned by the Board of Directors or the President.

     Section 29. Assistant Secretary. The Board of Directors may appoint one or more Assistant Secretaries, who shall be authorized, at the request of the Secretary, to perform any of the duties of the Secretary. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Board of Directors or the President.

     Section 30. Treasurer. The Treasurer shall have custody of all funds and securities of the Corporation, and is responsible for the safekeeping of all moneys, notes, bonds, deeds, mortgages, contracts, and other instruments belonging to the Corporation. The Treasurer shall have such powers and perform such duties as may be assigned by the Board of Directors or the President.


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     Section 31. Assistant Treasurer. The Board of Directors may appoint one or more Assistant Treasurers, who shall be authorized, at the request of the Treasurer, to perform any of the duties of the Treasurer. Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Board of Directors or the President.

     Section 32. Controller. The Controller shall maintain the accounting records of the Corporation in accordance with prescribed standards; approve internal and external financial, managerial, and regulatory reports; approve expenditures; appraise improvements to existing controls over financial transactions entering the accounting system; and ensure financial strength and adequate earnings. The Controller shall have such powers and perform such duties as may be assigned by the Board of Directors or the President.

     Section 33. Assistant Controller. The Board of Directors may appoint one or more Assistant Controllers, who shall be authorized, at the request of the Controller, to perform any of the duties of the Controller. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors or the President.

                                    ARTICLE V

                                  Capital Stock

     Section 34. Share Certificates. The certificates of shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be sealed with the corporate seal, and signed by the President or a Vice President, and by the Treasurer, or the Secretary, or an Assistant Treasurer, or an Assistant Secretary. The Board of Directors may provide that certificates shall be sealed with only the facsimile seal of the Corporation and signed only with the facsimile signature of the President or a Vice President, and with the facsimile signature of the Treasurer, or the Secretary, or an Assistant Treasurer, or an Assistant Secretary.

     Section 35. Stock Ledgers. The name of the person owning the shares represented by each certificate, the number of such shares, and the date of issue, shall be entered on the Corporation's stock books. All certificates surrendered to the Corporation shall be cancelled, and no new certificates shall be issued until certificates for the same number of shares have been surrendered and cancelled.

     Section 36. Transfer of Shares. Transfer of shares of stock may be made by endorsement and delivery of the certificate. No such transaction shall be valid, except between the parties, until a new certificate has been obtained or the transfer has been duly recorded on the Corporation's stock ledger to show the date of transfer, the parties to the transfer, their addresses, and the number and description of the shares transferred.

     Section 37. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may authorize that the stock transfer books shall be closed for a stated period, but not to exceed seventy (70) days. If the stock transfer

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books are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. The record date shall not be more than seventy (70) days or less than ten (10 ) days prior to the date on which the particular action requiring the determination of shareholders is to be taken. If the stock transfer books are not closed, and no record date is fixed, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been provided in this Section 37 of Article V, such determination shall apply to any adjournment. In the event that the books for the transfer of stock are to be closed, the Secretary may be directed by the Board of Directors to file such notices of closing as the Board of Directors may deem advisable.

     Section 38. Registration Rules and Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they deem expedient concerning the issuance, transfer, or registration of certificates for shares of the capital stock of the Corporation.

     Section 39. Lost Certificates. Subject to such rules and regulations as they may from time to time adopt, the Board of Directors, may order a new certificate of stock to be issued in the place of any certificate alleged to have been lost or destroyed; but in every such case the owner of the lost certificate shall first deposit with the Corporation a bond, with security in such amount as the directors may determine, as indemnity against any loss or claim that the Corporation may incur by reason of the issuance of a new certificate. The directors may, in their discretion, refuse to replace any lost certificate, except under the order of a court having jurisdiction in such matters.

                                   ARTICLE VI

                               General Provisions

     Section 40. Seal. The Corporation shall have a corporate seal of such form and device as the Board of Directors shall from time to time prescribe, which shall be kept by the Secretary or such other officers or agents as the Board of Directors may direct.

     Section 41. Execution of Instruments. All checks, dividend warrants, and other orders for the payment of money, drafts, notes, bonds, acceptances, and all other instruments, except as may otherwise be provided in these Bylaws, shall be signed in accordance with resolutions of the Board of Directors.

     Section 42. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

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                                   ARTICLE VII

                                   Amendments

     Section 43. Bylaw Amendments. These Bylaws may be amended or repealed by the affirmative vote of the holders of a majority of each class of stock of the Corporation outstanding and entitled to vote, or by the Board of Directors.

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